Exhibit 10.27

                                MICROFRAME, INC.
                               21 Meridian Avenue
                            Edison, New Jersey 08820






                                                     April 9, 1998


CONFIDENTIAL
------------

SolCom Systems Limited
SolCom House
Meikle Road
Kirkton Campus
Livingston EH547DE
Scotland

SolCom Systems, Inc.
1801 Robert Fulton Drive
Suite 400
Reston, Virginia 20191

Shareholders of SolCom Systems Limited
set forth on Signature Page hereto

Gentlemen:

               MicroFrame, Inc., a New Jersey corporation ("MicroFrame") is pleased to present to you this Letter of Intent with respect to MicroFrame's interest in acquiring, as set forth in Sections 1 through 6 below (the "Transaction"), all of the outstanding stock of SolCom Systems Limited, a corporation organized under the laws of Scotland (the "Parent") and SolCom Systems, Inc., a Delaware corporation and wholly-owned subsidiary of SolCom (the "Subsidiary" and together with the Parent, "SolCom").

                The following Sections 1 through 5 of this Letter of Intent reflect our current mutual understanding of the matters described therein (collectively, the "Non-Binding Provisions"). Except as set forth in Section 6 hereof, none of the provisions set forth herein shall be binding upon any of the parties hereto, and none of the parties to this Letter of Intent shall have any liability to any other party based upon, arising from or relating to any of the Non-Binding Provisions.

               The terms of our proposal regarding the Transaction are as follows:

         1. Basic Transaction. MicroFrame or a newly-formed wholly-owned subsidiary corporation of MicroFrame would acquire all or substantially all of the outstanding capital stock or assets of SolCom through a statutory merger or other acquisition structure. The parties will consult with their respective attorneys, accountants and advisors for the purpose of entering into a definitive merger agreement or other applicable definitive agreement together with any other necessary or appropriate agreements or instruments (collectively referred to herein as the "Merger Agreement"). In structuring the Transaction and the Merger Agreement, the parties would seek to qualify for "pooling of interest" accounting treatment and would seek to minimize any taxes applicable to the Transaction or to the parties and their respective affiliates and subsidiaries after the completion of the Transaction, including, but not limited to, the treatment of the Transaction as a tax-free reorganization under United States and United Kingdom laws, the reduction or elimination of income taxes, capital gains taxes and withholding taxes, and the utilization and preservation of tax attributes (e.g., net operating losses and foreign tax credits) arising prior to and subsequent to completion of the Transaction. In connection with the Transaction, MicroFrame may elect to reincorporate in the State of Delaware.

         2. Issuance of MicroFrame Common Stock. At the closing of the Transaction pursuant to the Merger Agreement (the "Closing"), MicroFrame would issue to the shareholders and optionholders of SolCom that number of shares of common stock of MicroFrame, par value $.001 per share (the "Common Stock"), or, in the case of optionholders, if appropriate and agreed to by the parties, options therefor, equal to one hundred (100%) percent of the sum of (i) the number of issued and outstanding shares of Common Stock as of the date of the Merger Agreement and (ii) any and all outstanding options to purchase shares of Common Stock (collectively, the "Merger Shares"), it being the intention of the parties to exclude from the calculation of the Merger Shares any and all outstanding warrants to purchase shares of Common
               Stock. The Merger Shares would be issued in accordance with Regulation S pursuant to the Securities Act of 1933, as amended (the "Act") or other exemption under the Act as determined by MicroFrame and its counsel. The Merger Shares would be "restricted securities" within the meaning of the Act and could only be resold in accordance with an exemption under the Act satisfactory to counsel for MicroFrame or upon an effective registration statement with respect to the Merger Shares.

         3. Representations and Warranties. MicroFrame, SolCom and Peter Wilson, Peter McLaren and Hugh Evans, as principal shareholders of the Parent (collectively, the "Shareholders"), together with any other shareholders of the Parent to be agreed to by the parties, will be expected to make representations and warranties upon terms mutually agreed to by the relevant parties and subject to disclosure schedules in the Merger Agreement. The Merger Agreement will contain certain limitations of liability to be agreed to by the parties with respect to the representations and warranties and the indemnities referred to below.

         4. Indemnification. MicroFrame, SolCom and the Shareholders would also agree to indemnify each other in the Merger Agreement against various potential liabilities, upon terms mutually agreed to by the relevant parties and subject to disclosure schedules in the Merger Agreement.

         5. Conditions to Proposed Transaction. The Merger Agreement would contain such representations, warranties, indemnities, conditions and agreements appropriate to transactions of this nature as may be agreed to by the relevant parties and in addition, would specifically provide that the closing of the Transaction would be subject to the following terms and conditions in a manner, form and substance acceptable to MicroFrame, SolCom and their respective attorneys:

                  a. completion of due diligence satisfactory to the parties, which due diligence would be completed prior to the execution and delivery of the Merger Agreement;

                  b.  receipt  of  all  necessary   consents  and  approvals  of
                      governmental bodies, lenders, lessors, vendors, landlords, and other contractual and third parties;

                  c. absence of any material adverse change in SolCom's or MicroFrame's business, financial condition, assets, prospects or operations from the execution of the Merger Agreement until such time as the Transaction is consummated;

                  d. absence of material pending or threatened litigation with respect to SolCom or MicroFrame;

                  e. delivery of a legal opinion, closing certificates and other appropriate documentation requested by MicroFrame, SolCom and their respective counsel as agreed by the parties;

                  f. delivery by SolCom of (i) audited financial statements of SolCom through March 31, 1998 and (ii) unaudited "stub period" financial statements for subsequent periods satisfactory to MicroFrame and its accountants, which financial statements shall be prepared in a format consistent with accounting policies in effect with respect to those audited financial statements, together with short-term projections for the period from April 1, 1998 through March 31, 1999 prepared in a quarterly format; and delivery by MicroFrame of audited financial statements of MicroFrame for the year ended March 31, 1998 and unaudited "stub period" financial statements for subsequent periods, which financial statements shall be prepared in accordance with United States Generally Accepted Accounting Principles;

                  g.  approval  of  the  Transaction  by  the   shareholders  of
                      MicroFrame and SolCom;

                  h. clearance by the Securities and Exchange Commission (the "Commission") of an Information Statement pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended;

                  i. delivery of a fairness opinion in connection with the Transaction satisfactory to the boards of directors of MicroFrame and SolCom, which opinion would be delivered prior to the execution and delivery of the Merger Agreement;

                  j. election to the MicroFrame Board of Directors of two (2) nominees selected by SolCom; and

                  k. piggyback registration rights with respect to the Merger Shares and an undertaking by MicroFrame to use its best efforts to register the Merger Shares with the Commission within 12 months of the consummation of the Transaction.

         6. Binding Provisions. Upon execution by SolCom and the Shareholders of this Letter of Intent, the matters described in each of the following subsections of this Section 6 (collectively, the "Binding Provisions") shall constitute the valid, legally binding and enforceable agreements of the respective parties bound therein and shall continue indefinitely from the date hereof except as otherwise explicitly set forth herein.

                  a. Exclusivity. SolCom, the Shareholders and MicroFrame acknowledge that each such party will devote substantial time and resources and incur substantial expenses in connection with the investigation and documentation of the Transaction. To induce each such party to devote such time and resources and to incur such expenses, the parties agree that prior to the earlier of (I) the date of the execution and delivery by the parties of the Merger
                      Agreement or (II) forty- five (45) days from the date hereof, they will not (without the prior written consent of the other party) directly or indirectly, nor will they knowingly permit any officer, director, employee, agent or advisor of MicroFrame or SolCom, as the case may be, to:
                      (i) solicit, initiate, accept, encourage or engage in any discussions with respect to proposals or offers from any corporation, partnership, limited liability entity, trust or any other person or entity, or any group thereof, relating to (A) any acquisition, purchase or option to purchase any of the shares of capital stock of SolCom or MicroFrame or any of the assets (other than sales of inventory in the ordinary course of business) of, or any other equity interest in, SolCom or MicroFrame, or (B) any merger, consolidation or other form of business combination or joint venture with SolCom or MicroFrame;
                      (ii) continue (and cause any officer, director, employee, agent or advisor of SolCom or MicroFrame to discontinue) any of the foregoing in the event that such has commenced prior to the execution of this Letter of Intent; or (iii) furnish to any such person or entity any information with respect to any of the foregoing. If any party receives any such proposals or offers, such party shall notify the other party in writing of such proposals or offers as promptly as reasonably practicable.

                  b. Standstill. In the event that the Transaction is consummated, for a period of one (1) year from the date of such consummation, the Shareholders shall not acquire any shares of Common Stock except in accordance with the Merger Agreement.

                  c. Access. For the period through and including the earlier of (I) the date of the execution and delivery by the parties of the Merger Agreement or (II) forty-five (45) days from the date hereof, each of SolCom and MicroFrame shall hereafter provide to each other complete access to its facilities, books and records, in each instance during normal business hours and upon reasonable notice, and shall cause its directors, officers, employees, accountants, attorneys, agents, advisors and representatives (collectively, "Representatives") to cooperate fully with SolCom or MicroFrame, as the case may be, and their respective Representatives in connection with the Transaction, the review and investigation of each party, and the assets, contracts, liabilities, operations, records and other aspects of the business of SolCom and MicroFrame.

                  d. Confidentiality. The parties hereby acknowledge and agree that MicroFrame and the Subsidiary are parties to a certain Mutual Non-Disclosure Agreement dated as of January 30, 1998 (the "Non-Disclosure Agreement"). The parties hereto hereby agree that the Non-Disclosure Agreement shall (i) additionally apply in each and every respect to the Parent and the Shareholders and (ii) be supplemented such that neither SolCom, the Shareholders nor MicroFrame shall, for a period of two (2) years from the date hereof, solicit directly or indirectly, or cause any third party to solicit directly or indirectly on behalf of any party, as the case may be, any employee of any other party or its affiliates (while such persons are so employed by such other party or its affiliates) for employment or other services.

                  e. Conduct of Business. For the period through and including the earlier of (I) the date of the execution and delivery by the parties of the Merger Agreement or (II) forty-five
                      (45) days from the date hereof, (i) each of SolCom and MicroFrame shall hereafter (A) conduct its business and operations only in the ordinary course, (B) not engage in any material transaction outside the ordinary course without the other party's prior written consent, and (C) use its reasonable commercial efforts to preserve intact its business organization, keep available the services of its employees, and maintain satisfactory relationships with suppliers, contractors, customers, potential customers and others having business relationships with such party; and (ii) except as otherwise required by applicable law or contract (as determined in the sole discretion of counsel to MicroFrame), MicroFrame shall not issue any new equity securities or securities convertible into equity securities.

                  f. Disclosure. Except as and to the extent required by law or by the rules and regulations of NASDAQ (as determined in the sole discretion of counsel to MicroFrame), without the prior written consent of each of MicroFrame and SolCom, neither SolCom or the Shareholders, on the one hand, nor MicroFrame, on the other  hand,  shall,  and each  shall  direct  each
                      Representative of such party not to, directly or indirectly make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure or existence of discussions regarding, a possible transaction among them or any of the terms, conditions or other aspects of the Transaction proposed in this Letter of Intent.

                  g. Costs. SolCom and MicroFrame shall each be responsible for and bear its respective costs and expenses (including, without limitation, any fees of attorneys, accountants, brokers or finders) incurred in connection with this Letter of Intent or the proposed Transaction, provided that, in the event that during the time period subsequent to the execution of this Letter of Intent and prior to the execution and delivery of the Merger Agreement, either SolCom or the Shareholders, on the one hand, or MicroFrame, on the other hand, breaches any provision of this Section 6 to any material extent and such breach, if capable of remedy, is not remedied to the satisfaction of the other parties within a period of fourteen (14) days of notice such breach having been delivered to the other relevant parties, the other party shall be entitled to terminate this Letter of Intent and shall be entitled to liquidated damages in an amount equal to the lesser of (i) such party's actual legal, accounting and other costs reasonably incurred in connection with the Transaction or
                      (ii) $150,000. Each of the parties hereto hereby represents and warrants to the other parties that no broker's or finder's fees have been or will be incurred by any of them in connection with this Letter of Intent or the proposed Transaction. SolCom shall only incur liability hereunder if and to the extent that SolCom may lawfully incur such liability in accordance with the applicable laws of Scotland.

                  h. Governing Law; Venue. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict or choice of law principles thereof. The parties hereto hereby consent to the jurisdiction and venue of the federal and state courts located in New York County, New York, in any action or proceeding relating to the subject matter of this Letter of Intent.

                  i. Entire Agreement; Assignment. This Letter of Intent, together with the Non- Disclosure Agreement, as amended herein, constitutes the entire agreement between the parties, superseding all prior oral and written agreements, understandings, representations and warranties and courses of conduct dealing between the parties with respect to the subject matter hereof. Except as otherwise provided herein, this Letter of Intent may be amended or modified only by a writing executed by each of the parties. No party may assign this Letter of Intent or any of its respective rights or obligations hereunder without the prior written consent of the other parties.

                  j. Survival. This Letter of Intent shall be superseded in all respects upon the execution and delivery of the Merger Agreement, provided that, in the event that this Letter of Intent is terminated prior to the execution and delivery of the Merger Agreement, Sections 6(a), (d),
                      (g) and (h) shall survive such termination in accordance with their respective terms notwithstanding such termination.

         Kindly indicate your approval and agreement with the foregoing by executing this Letter of Intent in the space provided below and returning a copy thereof to the undersigned.

                                                     Very truly yours,

                                                     MICROFRAME, INC.



                                                     By: -----------------------
                                                      Stephen B. Gray, President

AGREED AND ACCEPTED:

SOLCOM SYSTEMS LIMITED



By:______________________________
      Name:
      Title:

SOLCOM SYSTEMS, INC.


By:______________________________
      Name:
      Title:

SHAREHOLDERS:


--------------------------------
Peter Wilson


--------------------------------
Peter McLaren


--------------------------------
Hugh Evans